Exhibit 2.1

Execution Version

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (“Agreement”), dated April 24, 2012, is entered into by and among FR Midstates Holdings, LLC, a Delaware limited liability company (“FRMH”); FR Midstates Cayman Holdings, L.P., a Cayman Island exempt limited partnership having its registered office at the office of Walkers Corporate Service Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (“Cayman Holdings”); FR Midstates NB, LP, a Delaware limited partnership (“New Blocker”); FR Midstates NB-A, LP, a Delaware limited partnership (“New Blocker-A”) and together with FRMH, Cayman Holdings and New Blocker, the “First Reserve Parties”); FR Midstates Interholding, LP, a Delaware limited partnership (“FR New Holding”); Midstates Petroleum Holdings, LLC, a Delaware limited liability company (“MPH”); Midstates Incentive Holdings, LLC, a Delaware limited liability company (“MIH”); Midstates Petroleum Holdings, Inc., a Delaware corporation (“S-Corp”); Midstates Petroleum Company, Inc., a Delaware corporation (“Public Co”); and the members of MPH other than FRMH and MIH and listed on the signature pages hereto (the “Management Members”)

WITNESSETH

WHEREAS, in anticipation of an initial public offering of the capital stock of Public Co pursuant to a registration statement filed with the U.S. Securities and Exchanges Commission, Registration No. 333- 177966 (the “Midstates IPO”),the First Reserve Parties and certain of their affiliates will engage in an internal reorganization of equity ownership pursuant to the terms of the Internal Reorganization Agreement, dated as of the date hereof (the “Internal FR Reorganization”),

WHEREAS, following the completion of the Internal FR Reorganization, and prior to the [the settlement] of the sale of capital stock contemplated in the Midstates IPO, the First Reserve Group and the Midstates Group (together, the “Restructuring Parties”) desire to complete a further reorganization (the “Reorganization”);

NOW, THEREFORE, BE IT RESOLVED, that Restructuring Parties agree as follows:

1. The following transactions shall take place immediately following notice by Cayman Holdings that the Internal FR Reorganization has been completed, and prior to the [settlement of] the sale of capital stock contemplated by the Midstates IPO, each step taking place in the order in which it appears in this Agreement:

(a) Contributions to FR New Holding. Cayman Holdings shall contribute all of its ownership in New Blocker, New Blocker-A and FRMH to FR New Holding in exchange for a partnership interest in FR New Holding. Simultaneously, MIH shall contribute all of its interest in MPH to FR New Holding in exchange for a partnership interest in FR New Holding, in each case pursuant to the terms of a limited partnership agreement and documents of assignment, the forms of which have been agreed by the parties prior to the date hereof, and for which signatures have been delivered into escrow pending completion of the Reorganization.

(b) New Holding Contributions to Public Co. FR New Holding shall contribute FRMH and MPH to Public Co in exchange for 24,329,756.4666 shares of common stock, par value $.01 (the “Common Stock”) of Public Co, as set forth in the Contribution and Assignment Agreement attached hereto as Exhibit A.

(c) Merger of New Blockers into Public Co. New Blocker and New Blocker-A shall be merged with and into Public Co in accordance with the Agreement and Plan of Merger attached hereto as Exhibit B, pursuant to which all of the outstanding partnership interests of New Blocker held by FR New Holding will be exchanged for 11,993,961.3879 shares of Common Stock of Public Co, and all of the outstanding partnership interest of New Blocker-A held by FR New Holding will be exchanged for 226,403.1455 shares of Common Stock of Public Co.

(d) Merger of S-Corp and Contribution of Management Interests. S-Corp shall merge with and into Public Co in accordance with the Agreement and Plan of Merger attached hereto as Exhibit C, pursuant to which all of the outstanding common stock of S-Corp shall be exchanged for 10,786,485 shares of in Public Co. Simultaneously with such merger, each Management Member shall contribute all of his or her interest in MPH to Public Co in exchange for shares of Common Stock of Public Co, in the amounts set forth in Schedule I attached hereto, and pursuant to the terms of the form of Management Subscription Agreement attached hereto as Exhibit D.

(e) Stockholders Agreement. The Management Members, FR New Holding, MIH, and certain other shareholders have executed a Stockholders Agreement of even date herewith and attached as Exhibit E governing their ownership, voting and transfer of shares of Common Stock of Public Co, which shall continue in full force and effect following the Reorganization.

2. Each of the Reorganization Parties consents to and approves of the transactions contemplated in the Reorganization and described above. Each of the Reorganization Parties represents and warrants to each other Reorganization party that the execution, delivery and performance by the Reorganization Party of this Agreement and each of the Exhibits to which the Reorganization Party will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with or violate the certificate of formation or operating agreement of the Reorganization Party; (b) conflict with or violate any law applicable to the Reorganization Party; or (c) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any person or otherwise adversely affect any rights of the Reorganization Party under or pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other contract to which the Reorganization Party is a party or by which the Reorganization Party may be bound or affected.

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3. This Agreement may be terminated at any time upon the written election of both Cayman Holdings and S-Corp, in which case this Agreement shall be of no further force and effect.

4. The parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Exhibits.

5. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

6. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

Signatures Follow

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IN WITNESS WHEREOF, the parties have executed this Master Reorganization Agreement on the day and year first indicated above.

FR XII ALTERNATIVE GP, L.L.C.

By:	First Reserve GP XII, L.P., its managing member

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

FIRST RESERVE GP XII LIMITED

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

FIRST RESERVE GP XII, L.P.

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

[Signature Page to Master Reorganization Agreement]

FR MIDSTATES CAYMAN HOLDINGS, L.P.

By:	First Reserve GP XII, L.P., its General Partner

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

FR MIDSTATES INTERHOLDING, L.P.

By:	FR XII Alternative GP, L.L.C., its General Partner

By:	First Reserve GP XII, L.P., its Managing Member

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

FR XII MIDSTATES ALTERNATIVE, L.P.

By:	FR XII Alternative GP, L.L.C., its General Partner

By:	First Reserve GP XII, L.P., its Managing Member

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

[Signature Page to Master Reorganization Agreement]

FR XII-A MIDSTATES ALTERNATIVE, L.P.

By:	FR XII Alternative GP, L.L.C., its General Partner

By:	First Reserve GP XII, L.P., its Managing Member

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

FR MIDSTATES NB, L.P.

By:	FR XII Alternative GP, L.L.C., its General Partner

By:	First Reserve GP XII, L.P., its Managing Member

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

FR MIDSTATES NB-A, L.P.

By:	FR XII Alternative GP, L.L.C., its General Partner

By:	First Reserve GP XII, L.P., its Managing Member

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

[Signature Page to Master Reorganization Agreement]

FR MIDSTATES SPECIAL INVEST, L.P.

By:	First Reserve GP XII, L.P., its General Partner

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

FR MIDSTATES SPECIAL INVEST-A, L.P.

By:	First Reserve GP XII, L.P., its General Partner

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

FR XII CHARLIE AIV, L.P.

By:	First Reserve GP XII, L.P., its General Partner

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

[Signature Page to Master Reorganization Agreement]

FR XII-A CHARLIE AIV, L.P.

By:	First Reserve GP XII, L.P., its General Partner

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

FR XII MIDSTATES AIV, L.P.

By:	First Reserve GP XII, L.P., its General Partner

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

FR XII-A MIDSTATES AIV, L.P.

By:	First Reserve GP XII, L.P., its General Partner

By:	First Reserve GP XII Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

[Signature Page to Master Reorganization Agreement]

FR MIDSTATES HOLDINGS, LLC

By:	FR XII Charlie AIV, L.P., its Managing Member

By:	First Reserve GP XII, L.P., its General Partner

By:	First Reserve GP Limited, its General Partner

By:	/s/ Joel Lambert
Name:	Joel Lambert
Title:	Vice President, Legal

[Signature Page to Master Reorganization Agreement]

MIDSTATES PETROLEUM HOLDINGS LLC

By:	/s/ John A. Crum
Name:	John A. Crum
Title:	President and Chief Executive Officer

MIDSTATES INCENTIVE HOLDINGS, LLC

By:	/s/ Stephen J. McDaniel
Name:	Stephen J. McDaniel
Title:	Manager

MIDSTATES PETROLEUM COMPANY, LLC

By:	/s/ John A. Crum
Name:	John A. Crum
Title:	President and Chief Executive Officer

MIDSTATES PETROLEUM HOLDINGS, INC.

By:	/s/ Stephen J. McDaniel
Name:	Stephen J. McDaniel
Title:	Director

[Signature Page to Master Reorganization Agreement]

MIDSTATES PETROLEUM COMPANY, INC.

By:	/s/ John A. Crum
Name:	John A. Crum
Title:	President and Chief Executive Officer

[Signature Page to Master Reorganization Agreement]

MANAGEMENT MEMBERS

/s/ Thomas L. Mitchell
Thomas L. Mitchell

/s/ James R. Hart
James R. Hart

/s/ Doug B. Coleman
Doug B. Coleman

/s/ Mike J. Jagneaux
Mike J. Jagneaux

/s/ Paul L. Barber
Paul L. Barber

/s/ Gaylon L. Knight
Gaylon L. Knight

/s/ David J. Vanicor
David J. Vanicor

/s/ Terry Leeper, Jr.
Terry Leeper, Jr.

/s/ Stephen C. Pugh
Stephen C. Pugh

[Signature Page to Master Reorganization Agreement]

Schedule I

Common Stock held by Management Members

Management Member	Common Shares
Steven Pugh	82,707
Tom Mitchell	82,707
Reggie Hart	55,138
Doug Coleman	27,569
Mike Jagneaux	11,028
Paul Barber	11,028
Gaylon Knight	8,271
David Vanicor	8,271
Terry Leeper	8,271

[Signature Page to Master Reorganization Agreement]